                                                                    Exhibit 11.1
                     INTELLIQUEST INFORMATION GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                             For the Three Months Ended
                                                                 September 30, 1999
                                                  -----------------------------------------------
                                                                       Weighted
                                                                       Average
                                                  Income/(Loss)         Shares          Per-Share
                                                   (Numerator)       (Denominator)       Amount
                                                  -------------      -------------     ----------
Basic EPS
Net income available to common stockholders           $20,943              7,897        $   2.65
                                                                                       ==========

Effect of Dilutive Securities
  Options                                                                    402
                                                  -------------      -------------

Diluted EPS                                           $20,943              8,299        $   2.52
                                                  =============      =============     ==========



                                                             For the Three Months Ended
                                                                 September 30, 1998
                                                  -----------------------------------------------
                                                                       Weighted
                                                                       Average
                                                  Income/(Loss)         Shares          Per-Share
                                                   (Numerator)       (Denominator)       Amount
                                                  -------------      -------------     ----------
Basic EPS
 Net income available to common stockholders            $ 701              8,307         $   .08
                                                                                       ==========

Effect of Dilutive Securities
   Options                                                                    46
                                                  -------------      -------------

Diluted EPS                                             $ 701              8,353         $   .08
                                                  =============      =============     ==========


                                                                    Exhibit 11.1
                     INTELLIQUEST INFORMATION GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                              For the Nine Months Ended
                                                                 September 30, 1999
                                                  -----------------------------------------------
                                                                       Weighted
                                                                       Average
                                                  Income/(Loss)         Shares          Per-Share
                                                   (Numerator)       (Denominator)       Amount
                                                  -------------      -------------     ----------
Basic EPS
   Net income available to common stockholders        $19,679              7,879         $   2.50
                                                                                       ==========

Effect of Dilutive Securities
     Options                                                                 436
                                                  -------------      -------------

Diluted EPS                                           $19,679              8,315         $   2.37
                                                  =============      =============     ==========



                                                              For the Nine Months Ended
                                                                 September 30, 1998
                                                  -----------------------------------------------
                                                                       Weighted
                                                                       Average
                                                  Income/(Loss)         Shares          Per-Share
                                                   (Numerator)       (Denominator)       Amount
                                                  -------------      -------------     ----------
Basic EPS
   Net loss available to common stockholders          $(1,935)             8,413         $  (.23)
                                                                                       ==========

Effect of Dilutive Securities
     Options                                                                 (A)
                                                  -------------      -------------

Diluted EPS                                           $(1,935)             8,413         $  (.23)
                                                  =============      =============     ==========



(A) Due to the net loss in the first quarter of 1998 and 1999, diluted weighted average shares excludes the effect of dilutive securities.








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